Exhibit 99.1

For Immediate Release

FORMER MARKETO GLOBAL PRESIDENT MIKA YAMAMOTO JOINS BLACKLINE BOARD OF DIRECTORS

Seasoned, data-driven, go-to-market software veteran to help financial automation software company maintain and build on market-leading position

LOS ANGELES – March 18, 2019 – BlackLine, Inc. (Nasdaq: BL) announced today that Mika Yamamoto has joined the financial automation software leader’s Board of Directors, effective April 1st, 2019. A seasoned, data-driven, go-to-market software veteran, Ms. Yamamoto will draw on her more than 20 years of marketing, channel, strategy and operations experience at leading global organizations to help BlackLine maintain its leadership position and guide the company through its next phase of growth.

“Mika has an insatiable appetite for data and an incredible talent for translating data analysis and trends into actionable customer engagement. She brings a wealth of expertise to BlackLine’s board having helped several industry leaders build their brands in sectors spanning cloud technology to blue-chip enterprise tech and even consumer-facing brick-and-mortar retail,” BlackLine CEO Therese Tucker, said. “Her experience leading the world’s frontrunner in the marketing automation space will be of tremendous value in helping us maintain our market-leading position in accounting automation.”

Yamamoto was most recently global president at marketing automation software leader Marketo. Prior to Marketo, she was the first to hold the role of CDMO (chief digital marketing officer) at SAP, where she was responsible for driving growth through digital transformation by leading the strategy and execution of the enterprise application software leader’s demand generation, marketing tools and technology, and field marketing disciplines. She also delivered segment-focused growth as CMO of SAP’s small and midsize business unit. Before SAP, Yamamoto launched the first brick-and-mortar Amazon Books store in her role as head of marketing and merchandising at Amazon. She also spent more than six years at Microsoft in a variety of channel and product management roles. The foundation of Yamamoto’s data-driven approach was firmly established during her previous tenure as research vice president at Gartner where she analyzed and forecasted trends in the technology market.

“The customer-focused culture, coupled with a market-leading product, puts BlackLine in a great position to continue to stay ahead of the pack in the financial software arena,” Yamamoto shared. “To add to this, the leadership team is an inspiring and seasoned group of individuals who are driving material impact on the company’s growth trajectory. This is an incredible combination to be a part of which is why I’m thrilled to join the board and help drive unprecedented growth as the company continues to scale and focus its efforts.”

About BlackLine

BlackLine is a provider of cloud-based solutions that transform Finance and Accounting (F&A) by automating, centralizing and streamlining financial close operations, intercompany accounting processes and other key F&A processes for large and midsize organizations. The company is recognized by Gartner as a Leader in its 2018 Magic Quadrant for Cloud Financial Close Solutions and as a pioneer in the cloud market for enhanced financial control and automation.

Designed to complement virtually all ERP and other financial systems including SAP, Oracle and NetSuite, BlackLine increases operational efficiency, real-time visibility, control and compliance to ensure end-to-end financial close management and accounting automation from within a single, unified cloud platform. Enabling customers to move beyond outdated processes and point solutions to a Continuous Accounting model, in which real-time automation, controls and period-end tasks are embedded within day-to-day activities, BlackLine helps companies modernize accounting operations with intelligent automation, ensuring more accurate and insightful financial statements and a more efficient financial close.

More than 2,600 companies with users around the world trust BlackLine to help ensure balance sheet integrity and confidence in their financial statements. Based in Los Angeles, BlackLine also has regional headquarters in London, Singapore and Sydney. For more information, please visit www.blackline.com.

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Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release include statements regarding our growth plans and opportunities.

Any forward-looking statements contained in this press release are based upon BlackLine’s current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s ability to execute on its strategies, attract new customers, enter new geographies and regions and develop, release and sell new features and solutions; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Media Contact:

Ashley Dyer

PR Director

BlackLine

818-936-7166

ashley.dyer@blackline.com